UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2004

K-Swiss Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18490	95-4265988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective September 27, 2004, the Board of Directors of K-Swiss Inc. (the “Company”) amended the Bylaws of the Company to (i) provide the Company the ability to separate into two different persons the positions of President and Chief Operating Officer of the Company, and (ii) provide for the powers and duties of the position of Chief Operating Officer of the Company. Prior to the effectiveness of the amendment, the Bylaws provided that the President of the Company also was required to be the Chief Operating Officer of the Company. In addition, effective September 27, 2004, the Board of Directors of the Company elected Mr. George E. Powlick as the Company’s Chief Operating Officer. Mr. Powlick will continue to hold his existing positions of Vice President-Finance and Chief Financial Officer, and will remain a director of the Company. Mr. Powlick joined the Company in January 1988. He is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975-1987. Mr. Powlick is not a director of any company with a class of securities registered pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

The position of Chief Operating Officer was formerly held by the Company’s Chairman of the Board of Directors, Chief Executive Officer and President, Mr. Steven Nichols. Mr. Nichols resigned from the position of Chief Operating Officer concurrently with Mr. Powlick’s appointment to such position; however, Mr. Nichols will continue to hold the positions Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

3.1	Amended and Restated Bylaws of K•Swiss Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SWISS INC.

Date: September 30, 2004	By:	/s/ George E. Powlick
	Name:	George E. Powlick
	Title:	Vice President-Finance, Chief Operating Officer and Chief Financial Officer

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INDEX TO EXHIBITS

No.	Description
3.1	Amended and Restated Bylaws of K•Swiss Inc.

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